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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 5, 2001

                             PIONEER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                         1-9859                06-1215192
         --------                         ------                ----------
(State or other jurisdiction of         (Commission            (IRS Employer
         incorporation)                   File No.)          Identification No.)

700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS                           77002
-----------------------------------------                           -----
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code: 713-570-3200
                                                    ------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 5. Other Events.

         On January 5, 2001, the Registrant issued a press release announcing that its wholly-owned subsidiary, Pioneer Corporation of America ("PCA"), did not make principal payments that were due on December 28, 2000 on its two classes of floating rate term notes issued in 1997. The press release also disclosed that the Registrant has terminated previously-announced discussions with respect to a short-term credit facility, and is developing a more comprehensive financial restructuring program, for which it will solicit the consent of its lenders at the earliest practical time.

         It was also announced that the Registrant has engaged Wasserstein Perella & Co., Inc. to assist in developing the restructuring plan, obtaining necessary consents and securing any necessary financing, and that Weil Gotshal & Manges has been retained as special restructuring counsel.

         In the press release, the Registrant emphasized that it is continuing to pay its vendors in the ordinary course of business, and that it continues to have positive cash flow from operations despite very high power prices that are affecting costs and volume.


ITEM 7. Financial Statements and Exhibits.

         The following exhibit is filed with this report:

         EXHIBIT NO.                            DESCRIPTION
            99(a) Press Release issued by Pioneer Companies, Inc. on January 5, 2001.



                                      -2-
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PIONEER COMPANIES, INC.



January 8, 2001                         By: /s/ PHILIP J. ABLOVE
                                           -------------------------------------
                                                Philip J. Ablove
                                                Executive Vice President and
                                                Chief Financial Officer

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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

 99(a)                   Press Release issued by Pioneer Companies, Inc. on
                         January 5, 2001.